SECURITIES AND EXCHANGE COMMISSION

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FORM S-1 /A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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OMNI VENTURES, INC.

(Exact Name of Small Business Issuer in its Charter)

Kansas		263404322
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

15875 S. Cherry Ct, Suite 1
Olathe, Kansas 66062
(913) 681-8193
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209
(302) 282-4800
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $.0001	1,988,877	$0.04	$79,555.08	$3.13

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.04 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.04 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.02 plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  JANUARY  , 2009 .

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,988,877 SHARES OF
OMNI VENTURES, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,988,877 shares of our common stock can be sold by selling security holders at a fixed price of $0.04 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January  , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

ABOUT OUR COMPANY

We were incorporated on August 14, 2008 in the State of Kansas. On August 14, 2008, Hollis Cunningham, our Founder and CEO was issued 80,000,000 common stock shares and 20,000,000 preferred stock shares for pre-incorporation services. On September 25, 2008, Hollis Cunningham returned 20,000,000 preferred shares of his stock to our treasury.

On September 17, 2008, our Articles of Incorporation were amended to increase the authorized Common Stock to 200,000,000 shares and to increase the authorized preferred stock to 50,000,000 shares.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated revenues since inception. From inception to September 30, 2008, we have incurred a net loss of $18,500. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy. As of September 30, 2008, we had a total of $0 in cash.

We plan to provide equity funding for commercial and recreational projects in the Mid-west and Western areas of the United States. Our founder and Chief Executive Officer, Hollis Cunningham, has been active in the development of commercial projects for over forty years and has extensive knowledge and experience in this field.

Our primary goal is to provide housing and recreational activities that complement the Native American gaming activities in the area. We believe that tourism in these areas is becoming more oriented toward family activities. Our management believes investment in these types of projects appropriately meets the market need in these areas.

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 15875 S. Cherry Ct., Suite 1, Olathe, Kansas 66062. Our telephone number is (913) 681-8193.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.04 was determined by the price shares were sold to our shareholders in a private placement memorandum of $0.02 plus an increase based on the fact the shares will be liquid and registered and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis”, “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (August 14, 2008) through September 30, 2008 are derived from our audited financial statements.

For the Period from August 14, 2008 (Inception) to September 30, 2008
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	$17,500
Net Loss	$(18,500)

As of September 30, 2008
BALANCE SHEET DATA

Cash	$-
Total Assets	$92,500
Total Liabilities	$103,000
Stockholders’ Deficit	$(10,500)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Kansas on August 14, 2008. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception (August 14, 2008) to September 30, 2008, we have incurred a net loss of $18,500; and a working capital deficit and stockholders’ deficit of $10,500 and a deficit accumulated during the development stage of $18,500 at September 30, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF HOLLIS CUNNINGHAM. WITHOUT MR. CUNNINGHAM’S CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Hollis Cunningham, our chief executive officer. We currently do not have an employment agreement with Hollis Cunningham. The loss of the services of Mr. Cunningham could have a material adverse effect on our business, financial condition or results of operation.

IF OUR CASH FLOWS AND CAPITAL RESOURCES ARE INSUFFICIENT TO SERVICE OUR INDEBTEDNESS, WE MAY BE FORCED TO REDUCE OR DELAY CAPITAL EXPENDITURES, SELL ASSETS, SEEK ADDITIONAL CAPITAL OR RESTRUCTURE OR REFINANCE OUR INDEBTEDNESS, INCLUDING THE NOTES.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our senior secured credit facilities and the indenture governing the notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. The Sponsors have no continuing obligation to provide us with debt or equity financing.

THE RECENT SEVERE ECONOMIC DOWNTURN AND ADVERSE CONDITIONS IN THE LOCAL, REGIONAL, NATIONAL AND GLOBAL MARKETS, HIGH ENERGY, AND GASOLINE PRICES COULD NEGATIVELY AFFECT OUR OPERATIONS, AND MAY CONTINUE TO NEGATIVELY AFFECT OUR OPERATIONS IN THE FUTURE AND COULD NEGATIVELY IMPACT OUR ABILITY TO ACCESS FINANCING.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets, high energy, and gasoline prices could negatively affect our operations, and may continue to negatively affect our operations in the future and could negatively impact our ability to access financing. During periods of economic contraction such as the current period, our revenues may decrease while some of our costs remain fixed or even increase, resulting in decreased earnings. Gaming and other leisure activities surrounding our planned joint ventures, including the planned water park, represents discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income. Even an uncertain economic outlook may adversely affect consumer spending in the gaming operations, upon which our joint venture relies, as consumers spend less or do not come at all in anticipation of a potential economic downturn.

WE MAY HAVE A LIMITED ABILITY TO RESPOND TO CHANGING BUSINESS AND ECONOMIC CONDITIONS AND TO WITHSTAND COMPETITIVE PRESSURES DUE TO OUR LIMITED CASH FLOW, WHICH MAY AFFECT OUR ABILITY TO PERFORM UNDER OUR PROPOSED JOINT VENTURE AGREEMENT WHICH COULD SEVERELY AFFECT OUR FINANCIAL CONDITION

As a result of our poor cash position, we will need to secure substantial capital through debt and/or equity financings in order to fund the planned joint venture projects including the Nambe Pueblo Tribe in Santa Fe, New Mexico and otherwise implement our business strategy. Our plans regarding the size, scope and phasing of the joint venture projects may change as we formulate and finalize our development plans. These changes may impact the timing and cost of the projects. Based on preliminary budgets, management estimates total construction costs of the Nambe Pueblo project to be approximately $100,000,000 (exclusive of capitalized interest expense and related financing and other pre-opening costs). We may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures due to our limited cash flow, which may affect our ability to perform under our proposed joint venture agreement which could severely affect our financial condition.

EVEN IF WE ARE ABLE TO RAISE ADDITIONAL CASH OR OBTAIN FINANCING THROUGH THE PUBLIC OR PRIVATE SALE OF DEBT OR EQUITY SECURITIES, FUNDING FROM JOINT-VENTURE OR STRATEGIC PARTNERS, DEBT FINANCING OR SHORT-TERM LOANS, THE TERMS OF SUCH TRANSACTIONS MAY BE UNDULY EXPENSIVE OR BURDENSOME TO US OR DISADVANTAGEOUS TO OUR EXISTING STOCKHOLDERS.

Even if we are able to raise additional cash or obtain financing through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, the terms of such transactions may be unduly expensive or burdensome to us or disadvantageous to our existing stockholders. For example, we may be forced to sell or issue our securities at a price below the subscription price for the shares of our common stock offered hereby, at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; the issuance of high-yield securities and bank debt with restrictive covenants and security packages; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

IT IS UNCERTAIN THAT OUR NEGOTIATIONS WILL RESULT IN A CONTRACTUAL JOINT VENTURE AGREEMENT, THE LACK OF WHICH COULD BE DETRIMENTAL TO OUR CURRENT BUSINESS PLAN.

At this time we are only in preliminary negotiation talks with the Nambe Pueblo Tribe in Santa Fe, New Mexico, which is a project that we consider vital to the future success of Omni Ventures, Inc. It is uncertain that our negotiations will result in a contractual joint venture agreement, the lack of which could be detrimental to our current business plan. Even if successful in our negotiations with the Nambe Tribe, because we may be entirely dependent upon a very limited number of projects for all of our cash flow, we will be subject to greater risks than a company with more operating properties. We expect to have a limited number of material assets or operations. As a result, even if we are successful in our negotiations with the Nambe Pueblo, we likely will be entirely dependent upon the Nambe Pueblo project for all of our cash flow for the foreseeable future. Furthermore, the Nambe Pueblo project would not generate any significant revenue for us until development thereof is at least partially completed and operating, which is not expected until late 2009 or 2010.

WE MAY BE UNABLE TO RETAIN OUR KEY EMPLOYEES OR ATTRACT, ASSIMILATE AND RETAIN OTHER HIGHLY QUALIFIED EMPLOYEES IN THE FUTURE.

We will need to attract, hire and retain talented management and other highly skilled employees with experience and expertise in all areas of our business to be successful. Competition for employees in our industry is highly competitive. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future. If we are not able to hire and retain key employees our business and financial condition could be harmed.

NEGATIVE CHANGES IN FACTORS AFFECTING DISCRETIONARY SPENDING COULD REDUCE CUSTOMER DEMAND FOR THE ENTERTAINMENT SERVICES WE WILL OFFER, THUS IMPOSING PRACTICAL LIMITS ON PRICING AND HARMING OUR OPERATIONS.

The strength and profitability of our business will depend on consumer demand for a discretionary spending on entertainment, like casinos and our planned water park. The terrorist attacks of September 11, 2001, and ongoing terrorist and war activities of the United States and Iraq and elsewhere, had a negative impact on leisure expenditures, including lodging, gaming and entertainment. We cannot predict the extent to which terrorist and anti-terrorist activities may affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in travel and business conventions, etc could significantly harm our operations. In particular, because we expect that our business will rely heavily upon the adjacent Indian gaming facilities, factors resulting in a decreased propensity to spend discretionary income, like the terrorist attacks of September 11, 2001, could have a negative impact on our future operations.

THE PLANNED WATER PARK PROJECT IS GEARED TOWARD FAMILY RECREATIONAL ACTIVITIES, WHICH REPRESENT DISCRETIONARY SPENDING. AN ECONOMIC SLOW-DOWN WOULD LIKELY CAUSE A SUBSTANTIAL DECREASE IN REVENUES.

The planned water park project is geared toward family recreational activities, which represent discretionary spending. An economic slow-down would likely cause a substantial decrease in revenues. In addition, these markets are competitive. If a competing project were built within the market area there might not be adequate revenues to make the water park a success. Changes in consumer preferences or discretionary consumer spending could harm the success of our planned water park.

PRELIMINARY ARCHITECTURAL, ENGINEERING PLANS AND BUDGETING FOR THE INTENDED APARTMENT AND WATER PARK PROJECTS WILL BE COMPLETED AS MUCH AS A YEAR IN ADVANCE, WHICH COULD BECOME OBSOLETE BY THE TIME FINAL PRICING IS CACULATED.

Preliminary architectural, engineering plans and budgeting for the intended apartment and water park projects will be completed as much as a year in advance. By the time final pricing is calculated, it is possible that costs of materials and labor have increased to the point that construction of the project is no longer feasible. Since we are a start-up Company, with very limited resources, the occurrence of major pricing increases would likely be detrimental to the future of the Company.

ALTHOUGH PHASE 1, PRELIMINARY ENGINEERING AND RELATED ITEMS FOR THE PLANNED APARTMENT AND WATER PARK PROJECTS WILL BE COMPLETED UP FRONT, IT IS POSSIBLE THAT PROBLEMATIC CONDITIONS PERTAINING TO INFRASTRUCTURE REQUIREMENTS COULD ARISE.

Although Phase 1, preliminary engineering and related items for the planned apartment and water park projects will be completed up front, it is possible that problematic conditions pertaining to infrastructure requirements could arise that would not allow our planned project to go forward. Since we are a start-up Company with very limited resources, the occurrence of a barrier to construction would likely be detrimental to the future of the Company.

SINCE OUR MARKETING PLAN FOR TENANTS WILL BE SPECIFICALLY GEARED TOWARD THE WORKING CLASS POPULATION IN THE SURROUNDING VICINITY, IT IS POSSIBLE THAT IF THE CURRENT RECESSION OR ECONOMIC SLOW-DOWN CONTINUES, IT WOULD LIKELY CAUSE A SUBSTANTIAL LOSS OR DELAY IN REVENUE.

Since our marketing plan for tenants will be specifically geared toward the working class population in the surrounding vicinity, it is possible that if the current recession or economic slow-down continues, it would likely cause a substantial loss or delay in revenue. Since we are a start-up Company with very limited resources, a long drawn-out continuation of the current recession or economic slowdown would likely be detrimental to our specific marketing plan, which would likely be detrimental to the Company.

New Mexico, like much of the United States, has seen a significant problem with excess inventory of homes. Although Santa Fe has faired better than many regions in the country, there is still the very real possibility that the area could be overbuilt with homes and apartments, thereby causing deep vacancies which would jeopardize the success of the project.

DURING WINTER SEASON, THE PLANNED WATER PARK WOULD LIKELY PRODUCE VERY LIMITED OR NO REVENUES.

Santa Fe, New Mexico has a relatively long and harsh winter season. During winter season, the planned water park will likely produce very limited or no revenues. The typical operating season for the planned is only 120 to 150 days out of the year. Extended cold or inclement weather conditions could cause a major decrease in operating revenues.

NEW PROJECT FUNDING AND DEVELOPMENT HAS A NUMBER OF RISKS, INCLUDING RISKS ASSOCIATED WITH, CONSTRUCTION DELAYS OR COST OVERRUNS THAT MAY INCREASE PROJECT COSTS, CONSTRUCTION DEFECTS OR NONCOMPLIANCE WITH CONSTRUCTION SPECIFICATIONS, AND RECEIPT OF ZONING, OCCUPANCY AND OTHER REQUIRED GOVERNMENTAL PERMITS AND AUTHORIZATIONS.

We intend to fund and develop apartments as part of our development of the planned joint venture projects and other projects as suitable opportunities arise, taking into consideration the general economic climate. New project funding and development has a number of risks, including risks associated with, construction delays or cost overruns that may increase project costs, construction defects or noncompliance with construction specifications, and receipt of zoning, occupancy and other required governmental permits and authorizations.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH MAJOR CONSTRUCTION PROJECTS THAT MAY SUBSTANTIALLY INCREASE THE DEVELOPMENT COSTS OF OUR PLANNED JOINT VENTURES OR PREVENT COMPLETION OF OUR DEVELOPMENT PLANS ON SCHEDULE.

There are significant risks associated with major construction projects that may substantially increase the development costs of our planned joint ventures or prevent completion of our development plans on schedule. Major construction projects of the scope and scale of our proposed projects entail significant risks, including, shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, difficulties in obtaining licenses, permits and authorizations, weather interference, unanticipated cost increases, unavailability of construction equipment, development costs incurred for projects that are not pursued to completion, so-called acts of God such as earthquakes, hurricanes, floods or fires that could delay the development of a project, the availability and cost of capital and/or debt financing, and governmental restrictions on the nature or size of a project or timing of completion.  Any one of these risks could cause one of our development projects to be completed behind schedule or over budget.

WE CANNOT GIVE YOU ANY ASSURANCE THAT WE WILL NOT ISSUE ADDITIONAL COMMON OR PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, UNDER CIRCUMSTANCES WE MAY DEEM APPROPRIATE AT THE TIME.

Our issuance of additional shares of our common stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of shares of preferred stock, or options or warrants to purchase those shares, could negatively impact the value of your shares of common stock as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation. We are entitled, under our certificate of incorporation to issue up to 200 million common and 50 million “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of January 14, 2009 , we will be entitled to issue up to 107,344,828 additional common shares and 50 million preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officer’s liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY HOLLIS CUNNINGHAM. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OMNI VENTURES, INC. THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is possessed solely by Mr. Hollis Cunningham, our chief executive officer. Mr. Cunningham owns 80,000,000 shares of our common stock.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of Mr. Cunningham's voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the company that might otherwise result in your receiving a premium over the market price for your common stock.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OMNI VENTURES, INC. AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain provisions, which eliminate the liability of our directors for monetary damages to us and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we maybe unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THEIR OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.04 for the shares of common stock was determined based upon the price the shares were sold to the investors in our private placement memorandum. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

COMPETITION FOR THE TARGETED PROJECTS OF COMPANY, ESPECIALLY THE NAMBE, SANTA FE PROJECT IS INTENSE.

We have several large, well-financed competitors in the market for the Nambe Tribe project. Our competitors are very strong. Many local banks as well as national banks compete for the financing on these projects. Also, there are many developers that offer design-build as well as financing for these projects. In addition, there are several investment and venture capital companies such as Western International Securities, Inc. Western is well capitalized and has a long track record in financing procurement and capital investment in this market. These companies compete directly with us for the financing and equity capital for these projects. They have substantially greater capital resources, marketing experience, and more extensive relationships with various Tribes than we do.

Item 4.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price shares were sold to our shareholders in our private placement which was completed in November 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.

SELLING SHAREHOLDERS

The shares being offered for sale by the selling stockholders consist of the 1,988,877 shares of our common stock held by 48 shareholders of which 610,000 were sold in our Regulation D Rule 506 offering completed in November 2008 and 1,378,877 were issued pursuant to a consulting agreement with Going Public, LLC.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  Janurary 14, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for sale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Anderson, Jim	10,000	10,000	0	0
Bare, Mike	10,000	10,000	0	0
Beining, Michael	10,000	10,000	0	0
Bell, Charles W.	10,000	10,000	0	0
Brownlee, Jeremy (p)	10,000	10,000	0	0
Brownlee, Jr., Robert E. (p)	60,000	60,000	0	0
Calka, Brian A.	10,000	10,000	0	0
Cunningham, Matthew & Jennifer (b)(d)	10,000	10,000	0	0
Cunningham, Tom(a)(c)	10,000	10,000	0	0
Dietz, Alice (q)	10,000	10,000	0	0
Dietz, Gerald (q) (g) (s)	10,000	10,000	0	0
Dietz, Gerald P. (s)	10,000	10,000	0	0
Dietz, William G. (q) (g)	10,000	10,000	0	0
Enjady, Oliver	10,000	10,000	0	0
Faltus, P.T.	10,000	10,000	0	0
Garrett, Gene	60,000	60,000	0	0
Goebel, Thomas	10,000	10,000	0	0
Hazelwood, LaVone	10,000	10,000	0	0
Hemm, William	10,000	10,000	0	0
Hill, Samuel L.	50,000	50,000	0	0
Huson, Randall Matthew	20,000	20,000	0	0
Hyer, Chris (t)	10,000	10,000	0	0
Hyer, Eric (t)	10,000	10,000	0	0
James, Lindsay	10,000	10,000	0	0
Klancke, Marianne	10,000	10,000	0	0
Maher, James	10,000	10,000	0	0
Martin, Deborah L.	10,000	10,000	0	0
McMullin, Douglas	10,000	10,000	0	0
Moncrief, Marvin C.	10,000	10,000	0	0
Newton, Robert	50,000	50,000	0	0
Nunnink, Kevin K.	10,000	10,000	0	0
Olson, Timothy H.	10,000	10,000	0	0
Perry, Frank S. (u)	20,000	20,000	0	0
Perry, Scott L. (u)	10,000	10,000	0	0
Roach, Ron (v)	10,000	10,000	0	0
Roach, Steve (v)	10,000	10,000	0	0
Scroggin, Mike	10,000	10,000	0	0
Simmons Jr., Lee D.	10,000	10,000	0	0
Tolman, Anjanette P. (n) (o)	10,000	10,000	0	0
Tolman, Glen (n)	10,000	10,000	0	0
Warren, G. Windsor	10,000	10,000	0	0
Sienna Consultants, LLC (f) (m)	393,529	200,000	193,529	*
Carmel Valley Corporation (i)	4,540,103	200,000	4,340,103	4.6%
The Spina Group, LLC (e) (m)	1,645,666	200,000	1,445,666	1.5%
Bebeyim, LLC (g) (m)	4,607,864	200,000	4,407,864	4.75%
Global Lambent, LLC (h) (m)	329,133	200,000	129,133	*
Anslow & Jaclin, LLP (j)	350,000	200,000	150,000	*
RBS Associates(l) (m)	178,877	178,877	0	0

*Less than 1%

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

1) Has had a material relationship with us other than as a shareholder at any time within the past three years; or
2) Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
3) Are a broker-dealer or affiliated with a broker-dealer.

a.	Tom Cunningham is the son of Hollis Cunningham, the CEO of Omni Ventures, Inc.
b.	Mathew Cunningham, age 29, is the grandson of Hollis Cunningham, the CEO of Omni Ventures, Inc.
c.	Tom Cunningham is the father of Mathew and Jennifer Cunningham.
d.	Mathew and Jennifer Cunningham are husband and wife.
e.	Ralph Spina is the sole Member of The Spina Group, LLC.
f.	Lauren F. Fishman is the sole Member of Sienna Consultants, LLC.
g.	The Members of Bebeyim, LLC are Marvin K. Rowe II and Birsen Uysal-Rowe, husband and wife.
h.	Jeffrey W. Rowe is sole Member of Global Lambent, LLC.
i.	David Rushing is the President of Carmel Valley Corporation.
j.	Gregg E. Jaclin is a partner of Anslow & Jaclin, LLP.
k.	Jeffrey W. Rowe and Marvin K. Rowe II are brothers.
l.	Dr. Ronald Schaefer is the President of RBS Associates.
m.	Ralph Spina, Lauren F. Fishman, Jeffrey W. Rowe, Marvin K. Rowe II, and Dr. Ronald Schaefer are all employees or agents of Going Public, LLC.
n.	Anjanette P. Tolman, age 31, is the daughter of Glen Tolman.
o.	Grant Tolman, the wife of Anjanette P. Tolman, has a registered stock broker and is the signor of the check for Anjanette P. Tolman, but not an investor.
p.	Jeremy Brownlee, age 28, is the son of Robert E. Brownlee, Jr.
q.	Alice Dietz is the mother of Gerald Dietz and William G. Dietz.
r.	William G. Dietz and Gerald Dietz are brothers.
s.	Gerald P. Dietz, age 30, is the son of Gerald Dietz.
t.	Chris Hyer, age 36, is the son of Eric Hyer.
u.	Scott L. Perry, age 32, is the son of Frank Perry.
v.	Steve Roach, age 31, is the son of Ron Roach

Item 8.
PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.04 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.04 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.

 DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.0001 par value per Share and 50,000,000 shares of preferred stock, $0.001 par value. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $.0001 par value per share.  Currently there are 92,655,172 common shares outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Kansas for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 Shares of preferred stock, $0.001 par value per Share.  The terms of the preferred Shares are at the discretion of the board of directors.  Currently there are no preferred Shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

ITEM.10

INTERESTS OF NAMED EXPERTS AND COUNSEL

Anslow and Jaclin, LLP have been issued 350,000 shares of Omni Ventures, Inc. common stock for consulting services and are offering 200,000 of such shares through this offering. No other expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM.11 Information with Respect to the Registrant.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 14, 2008 in the State of Kansas. Effective August 14, 2008, Hollis Cunningham, our Founder and CEO was issued 80,000,000 common stock shares and 20,000,000 preferred stock shares for pre-incorporation services. On September 17, 2008, our Articles of Incorporation were amended to increase the authorized Common Stock to 200,000,000 shares and to increase the authorized preferred stock to 50,000,000 shares. Effective September 25, 2008, Hollis Cunningham returned 20,000,000 preferred shares of his stock to our treasury.

DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in August 2008 in the State of Kansas. We plan to provide equity funding for commercial and recreational projects in the Mid-west and Western areas of the United States, with specialization in two different categories. One is apartment projects to house employees that work for gaming and supporting businesses. The other is recreational activities geared at family oriented activities. Our founder and Chief Executive Officer, Hollis Cunningham, has been active in the development of commercial projects for over forty years and has extensive knowledge and experience in this field.

Our primary goal is to provide housing and recreational activities that complement the Native American gaming activities in the area. We believe that tourism in these areas is becoming more oriented toward family activities. Our management believes investment in these types of projects appropriately meets the market need in these areas.

Market research shows a continued and steady increase in tourism in the targeted areas, especially in family oriented activities.

Our management believes the increasing popularity of tourism in these areas is due in part to demographic and social trends. Annual reports from Chamber of Commerce and marketing news agencies in these areas indicate a steady trend toward combining adult gaming with family activities such as winter sports, water parks, and indoor fun centers.

THE MARKET

Due to the continued growth and expansion of the gaming and related business activities in these areas, we believe there will be a continued demand for competitively priced housing. As an example, the Company is currently negotiating with the Nambe Pueblo Tribe in Santa Fe, New Mexico to fund a 240 unit apartment project and an elaborate water park. The project is adjacent and complimentary to the recently opened Buffalo Thunder Resort-Casino. Buffalo Thunder, at a cost of several hundred million dollars, is one of the largest Resort-Casinos in New Mexico and is currently hiring over one thousand employees to manage the operation.

We believe that the apartment project and the water park will be a value added business investment for the local market as well as the Nambe Pueblo.

These projects are to be located on Native American Indian tribal land. Our plan, which is supported by preliminary discussions, is that a lease for the designated land needed for each project will be negotiated in favor of the operating entity and subordinated to the Omni Joint Venture Agreement. Since Native American Indian Tribes do not pay Federal income taxes, real estate taxes, or State and local taxes, it is our view that these projects are much safer and more profitable than typical, more conventional ventures.

COMPETITION

The competition in this marketplace is strong. Many local banks as well as national banks compete for the financing on these projects. Also, there are many developers that offer design-build as well as financing for these projects. In addition, there are several investment and venture capital companies such as Western International Securities, Inc. Western is well capitalized and has a long track record in financing procurement and capital investment in this market. These companies compete directly with us for the financing and equity capital for these projects. They have substantially greater capital resources, marketing experience, and more extensive relationships with various Tribes than we do.

We believe, however, that our knowledge of the business, previous performance, and reputation in the industry gives us a competitive edge in the marketplace.

MARKETING

We are a new, start-up, company and have not yet commenced any marketing programs. Due to the nature of our business, we will not use national advertising or promotions. Instead, we will utilize a direct marketing campaign primarily designed to meet the needs of Native American developments.

Our marketing campaign will focus on our web site, annual Tribal conferences, direct point of contact marketing, and the use of marketing and development companies with a proven track record in this field. We will also invite on-site visits of our projects to prospective customers to promote our projects.

DESCRIPTION OF PROPERTY

Our business office is located at 15875 S. Cherry Ct., Suite 1, Olathe, Kansas 66062. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

LEGAL PROCEEDINGS

There are currently no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of January 14, 2009 , we had 49 shareholders of our common stock.

Rule 144 Shares

As of January 14, 2009 there are no shares of our common stock which are currently available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2009, the 80,000,000 shares of our common stock held by Hollis Cunningham will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After September 2009 the 12,045,172 of our common shares held by the 7 shareholders who were issued shares pursuant to the consultant agreement with Going Public, LLC will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After November 2009, the 610,000 shares of our common stock held by the 41 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for sale to the public without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least six months is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have granted no stock options.

Registration Rights

In our Consulting Agreement with Going Public, LLC (“Consultant”), we granted them piggy back registration rights whereby if we proposed to register our stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), including a registration effected by the us for shareholders, we would, at such time, promptly give Consultant written notice of such registration, if Consultant or its designees hold shares of restricted stock. Upon the written request of Consultant given within twenty (20) days after mailing of such notice buy the us, the we would cause to register under the Securities Act, at our expense, all restricted shares of the Consultant, or Consultant’s designees or transferees, requested by the Consultant to be registered.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

Omni Ventures, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of: Omni Ventures, Inc.

We have audited the accompanying balance sheet of Omni Ventures, Inc. (a development stage company) as of September 30, 2008, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from August 14, 2008 (inception) to September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Ventures, Inc. (a development stage company) as of September 30, 2008, and the results of its operations and its cash flows for the period from August 14, 2008 (inception) to September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $18,500 for the period from August 14, 2008 (inception) to September 30, 2008; and a working capital deficit and stockholders' deficit of $10,500, and a deficit accumulated during the development stage of $18,500 at September 30, 2008. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2, The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
November 26, 2008

551 NW 77th Street, Suite 107 • Boca Raton, FL 33467
Phone: (561) 864.4444 • Fax: (561) 892-3715
www.bermancpas.com • info@berrnancpas.corn
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida institute of Certi*d Public Accountants

Omni Ventures, Inc.
(A Development Stage Company)
Balance Sheet
September 30, 2008

Assets

Current Assets
Prepaid expense	$92,500
Total Current Assets	92,500

Total Assets	$92,500

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expenses	$3,000
Note payable	100,000
Total Current Liabilities	103,000

Stockholders' Deficit
Preferred stock, $0.001 par value, 50,000,000 shares authorized;
none issued and outstanding	-
Common stock, $0.0001 par value, 200,000,000 shares authorized;
80,000,000 shares issued and outstanding	8,000
Deficit accumulated during the development stage	(18,500)
Total Stockholders' Deficit	(10,500)

Total Liabilities & Stockholders' Deficit	$92,500

See accompanying notes to financial statements.

Omni Ventures, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from August 14, 2008 (Inception) to September 30, 2008

Revenues	$-

Operating Expenses
General and administrative	17,500
Total Operating Expenses	17,500

Loss from Operations	(17,500)

Other Expense
Interest Expense	1,000
Total Other Expense	1,000

Net Loss	$(18,500)

Net Loss per Share - Basic and Diluted	$(0.00)

Weighted Average Number of Shares Outstanding
During the Period - Basic and Diluted	80,000,000

See accompanying notes to financial statements.

Omni Ventures, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period from August 14, 2008 (Inception) to September 30, 2008

			Deficit	Total
	Common Stock, $0.0001 Par Value		Accumulated During	Stockholders'
	Shares	Amount	the Development Stage	Deficit

Common stock issued for pre-incorporation services - founder ($0.0001/share)	80,000,000	$8,000	$-	$8,000

Net loss for the period from August 14, 2008 (inception) to September 30, 2008	-	-	(18,500)	(18,500)

Balance - September 30, 2008	80,000,000	$8,000	$(18,500)	$(10,500)

See accompanying notes to financial statements.

Omni Ventures, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from August 14, 2008 (Inception) to September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	7,500
Common stock issued for pre-incorporation services - founder	8,000
Change in operating assets and liabilities
Increase (decrease) in:
Accrued expenses	3,000
Net Cash Used In Operating Activities	-

Net Increase in Cash	$-

Cash - Beginning of Period	-

Cash - End of Period	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Note payable issued for future services	$100,000

See accompanying notes to financial statements.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Omni Ventures, Inc. (the “Company”), was incorporated in the State of Kansas on August 14, 2008.

The Company intends to become a real estate development company.  The Company is searching to develop properties on Indian reservations.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2008 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at September 30, 2008.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At September 30, 2008, there were no balances that exceeded the federally insured limit.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the period from August 14, 2008 (inception) to September 30, 2008, the Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented, as the Company reflects a net loss and the effect of considering any common stock equivalents if outstanding would have been anti-dilutive.

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the period from August 14, 2008 (inception) to September 30, 2008, the Company has not issued any stock based compensation to employees.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from August 14, 2008 (inception) to September 30, 2008, the Company has not issued any stock based compensation to third parties.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

The Company adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company’s tax positions and tax benefits, which may require periodic adjustments. At September 30, 2008, the Company did not record any liabilities for uncertain tax positions.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including prepaid expense, accrued expenses and a note payable, approximate fair value due to the relatively short period to maturity for these instruments.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 157 did not have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year.  The adoption of SFAS No. 159 did not have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued.  FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $18,500 for the period from August 14, 2008 (inception) to September 30, 2008; and a working capital deficit and stockholders’ deficit of $10,500 and a deficit accumulated during the development stage of $18,500 at September 30, 2008.  In addition, the Company is in the development stage and has not yet generated any revenues.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Note Payable

On September 3, 2008, the Company entered into an agreement for future consulting services. In exchange for these future services, the Company issued a $100,000, one-year note payable. The note bears interest at 12%, is due monthly, is secured by the Company’s assets and 80,000,000 shares issued to the Company’s founder and is due on September 3, 2009 (See Note 5).

The Company is amortizing the related services over a one-year period.  The Company has expensed $7,500 for the period from August 14, 2008 (inception) to September 30, 2008, and the remaining $92,500 is reflected as a prepaid expense.

At September 30, 2008, this note represents a 100% concentration in debt financing.

Note 4 Income Taxes

SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling $10,500 at September 30, 2008, expiring through 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Omni Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Significant deferred tax assets at September 30, 2008 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$(3,847)
Total deferred tax assets	(3,847)
Less: valuation allowance	3,847
Net deferred tax asset recorded	$-

The valuation allowance at August 14, 2008 (inception) was $0. The net change in valuation allowance during the period ended September 30, 2008, was an increase of $3,847.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2008.

The actual tax benefit differs from the expected tax benefit for the period ended September 30, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4% for State income taxes, a blended rate of 36.64%) as follows:

Expected tax expense (benefit) - Federal	$(6,038)
Expected tax expense (benefit) - State	(740)
Stock issued for pre-incorporation services	2,931
Change in valuation allowance	3,847
Actual tax expense (benefit)	$-

Note 5 Stockholders’ Deficit

On August 14, 2008, the Company issued 80,000,000 shares of common stock, having a fair value of $8,000 ($0.0001/share), to its founder for pre-incorporation services. These shares are being held by a third party escrow agent as security on a note payable in the event of default (See Note 3).

Note 6 Subsequent Events

On October 6, 2008, the Company’s Chairman provided a $20,000 unsecured revolving line of credit.  The debt bears interest at 12%, the interest is due monthly and the debt is due on demand.  During October 2008, the Company received proceeds of $3,300 and during October and November 2008, the Company repaid $1,500.

In October 2008, the Company issued 610,000 shares of common stock, for $12,200 ($0.02/share), under a private placement to third party investors.

On November 26, 2008, the Company issued 12,045,172 shares of common stock to consultants for future services having a fair value of $240,903 ($0.02/share) based upon the recent cash offering price.  The services will be rendered during the period December 1, 2008 through August 31, 2009.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Kansas Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

PLAN OF OPERATION

We have not begun operations, and we require outside capital to begin operations. We believe we will be able to competitively market ourselves. All functions will be coordinated and managed by our founder, including marketing, finance, and operations.

We are currently negotiating with several Tribes on various projects and have had positive input from them. We are working on our web site which will provide quick response for new customers.

We also intend to engage Three Fires Development Group, Inc. to assist us in the introduction of our Company to potential customers and to assist in negotiating Joint Venture Agreements with them. Three Fires has vast experience in the development arena and enjoys an excellent reputation with the Native American Tribes.

Over the next year our plan is to negotiate joint venture agreements with the Nambe Pueblo, Santa Fe, New Mexico, Moapa, Las Vegas, Nevada, and the Ysleta Del Sur, El Paso, Texas. At this time negotiations on these projects are underway and response has been positive.

We have budgeted $250,000.00 over the next year for general expenses. This budget covers marketing expenses ($60,000.00), legal and consulting fees ($140,000.00), infrastructure fees ($20,000.00) and due diligence fees ($30,000.00).

We expect the first year total cost of marketing and advertising to be $60,000.00. As projects come on line we anticipate interest from other Tribes for assistance in additional projects. We anticipate that new projects will offset any additional general and marketing costs.

At the end of the first year we plan to make an assessment on the first year of operations. By that time we anticipate having additional projects contracted for funding for the following year.

If we are unable to effectively market and fund these projects we may have to suspend or cease our efforts. If we cease our previously stated efforts we do not have plans to pursue other business opportunities. If we cease operations investors will not receive any return on their investments.

Results of Operations

For the period from August 14, 2008 (inception) through September 30, 2008, we had no revenue. Expenses for the period totaled $18,500 resulting in a loss of $18,500. Expenses of $18,500 for the period consisted of $18,500 for general and administrative expenses.

Capital Resources and Liquidity

As of September 30, 2008 we had $0 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $250,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Promissory Notes

As of the date of this memorandum, we have two (2) notes payable as follows:

We have a  secured note (“Secured Note”) payable to Going Public, LLC in the amount of $100,000, due on September 3, 2009.  The Secured Note bears interest at 12%, is due monthly and is secured by the Company’s assets and 80,000,000 shares issued to the Company’s founder.

On October 6, 2008, the our Chairman provided a $20,000 unsecured revolving line of credit.  The debt bears interest at 12%, the interest is due monthly and the debt is due on demand.  During October 2008, we received proceeds of $3,300 and during October and November 2008, we repaid $1,500.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of  January 14, 2009 are as follows:

NAME	AGE	POSITION
Hollis Cunningham	70	Chairman, Chief Executive Officer, and President
Carolyn Cunningham	66	Secretary, Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Hollis Cunningham

Our Chairman, Chief Executive Officer, and founder, Mr. Hollis Cunningham has been active in the successful development and construction of apartment projects, commercial projects, and industrial projects in the mid-west for 44 years. From 1957 to 1959, Mr. Cunningham was a financial analyst with Dun & Bradstreet and from 1960 to 1963 he was Vice President of Kansas Quality Homes, Inc., in charge of sales and marketing. Since 1963, Mr. Cunningham has been self employed as a contractor-developer, registered in most mid-west states, including Florida, Texas, Arizona, and California. His areas of expertise include architectural and engineering, infrastructure needs such as utilities, zoning, due diligence needs, design-build, marketing, rent-up assistance, management services, and project financing.

Carolyn Cunningham

Mrs. Carolyn Cunningham is our Secretary and Treasurer. Mrs. Cunningham’s duties with us include office management, accounting oversight, document preparation and due diligence, and coordination of in-house accounting with our independent auditor. From 1964 to 1966, Mrs. Cunningham worked in the accounting and billing department at Universal Atlas Cement, a division of U.S. Steel. From 1966 to present she has been self employed. Areas of expertise include office management, construction accounting, apartment management, Section 42 low income housing management and compliance reporting, preparation of documents and records for Section 42 auditing and preparation of tax returns for various partnerships and limited liability companies.

Carolyn Cunningham is the wife of Hollis Cunningham

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 14, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Hollis Cunningham 11260 W 155th Terrace Overland Park, KS 66221	80,000,000	86.34%

Common Stock	Carolyn Cunningham 11260 W 155th Terrace Overland Park, KS 66221	0	0%

Common Stock	All executive officers and directors as a group	80,000,000	86.34%

(1) Based upon 92,655,172 shares outstanding as of January 14, 2009 .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a secured note (“Secured Note”) payable to Going Public, LLC in the amount of $100,000, due on September 3, 2009.  The Secured Note bears interest at 12%, interest is due monthly, is secured by the Company’s assets and 80,000,000 shares issued to the Company’s founder.

On October 6, 2008, our Chairman provided a $20,000 unsecured revolving line of credit.  The debt bears interest at 12%, the interest is due monthly and the debt is due on demand.  During October 2008, we received proceeds of $3,300 and during October and November 2008, we repaid $1,500.

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Hollis Cunningham Chairman, and Chief Executive Officer	2008(1)	$0	0	$8,000	0	0	0	0	$8,000(2)

(1)                   We do not have any plans to pay our officers and directors any compensation at this time and our financial situation would be worse than currently disclosed if we were required to make such payments.

(2)                   Effective August 14, 2008, Hollis Cunningham, our Founder and CEO was issued 80,000,000 common stock shares, par value $0.0001 and 20,000,000 preferred stock shares, par value $0.0001 for pre-incorporation services. Effective September 25, 2008, Hollis Cunningham returned 20,000,000 preferred shares of his stock to our treasury. We do not intend to issue additional shares to Mr. Cunningham in the future as consideration for his services.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during year ending September 30, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the year ended September 30, 2008 under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity and at this time we have no plans to pay any fees to our directors.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Kansas Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

OMNI VENTURES, INC.
1,988,877 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   January   , 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$3
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,003

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Kansas Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Kansas in August 2008 and 80,000,000 common shares and 20,000,000 preferred shares were issued to Hollis Cunningham for pre incorporation services.  On September 25, 2008 Mr. Cunningham returned the 20,000,000 preferred shares to our treasury. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2008, we entered into a consulting agreement with Going Public, LLC. On November 26, 2008 we issued 12,045,172 common shares to the individuals listed below in the amounts set forth.

Sienna Consultants, LLC	393,529
Carmel Valley Corporation	4,540,103
The Spina Group, LLC	1,645,666
Bebeyim, LLC	4,607,864
Global Lambent, LLC	329,133
Anslow & Jaclin, LLP	350,000
RBS Associates	178,877

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2008, we completed a Regulation D Rule 506 offering in which we sold 610,000 shares of common stock to 48 investors, at a price per share of $0.02 per share for an aggregate offering price of $12,200. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Anderson, Jim	10,000
Bare, Mike	10,000
Beining, Michael	10,000
Bell, Charles W.	10,000
Brownlee, Jeremy	10,000
Brownlee, Jr., Robert E.	60,000
Calka, Brian A.	10,000
Cunningham, Matthew & Jennifer	10,000
Cunningham, Tom	10,000
Dietz, Alice	10,000
Dietz, Gerald	10,000
Dietz, Gerald P.	10,000
Dietz, William G.	10,000
Enjady, Oliver	10,000
Faltus, P.T.	10,000
Garrett, Gene	60,000
Goebel, Thomas	10,000
Hazelwood, LaVone	10,000
Hemm, William	10,000
Hill, Samuel L.	50,000
Huson, Randall Matthew	20,000
Hyer, Chris	10,000

Hyer, Eric	10,000
James, Lindsay	10,000
Klancke, Marianne	10,000
Maher, James	10,000
Martin, Deborah L.	10,000
McMullin, Douglas	10,000
Moncrief, Marvin C.	10,000
Newton, Robert	50,000
Nunnink, Kevin K.	10,000
Olson, Timothy H.	10,000
Perry, Frank S.	20,000
Perry, Scott L.	10,000
Roach, Ron	10,000
Roach, Steve	10,000
Scroggin, Mike	10,000
Simmons Jr., Lee D.	10,000
Tolman, Anjanette P.	10,000
Tolman, Glen	10,000
Warren, G. Windsor	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP (filed herein)
10.1	Consulting Agreement *
23.1	Berman & Company, P.A .(filed herein)
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

* Incorporated by reference to Form S-1 filed on December 18, 2008

Item 17. Undertakings.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Olathe, Kansas on January 14, 2009 .

OMNI VENTURES, INC.

By:	/s/ Hollis Cunningham
Hollis Cunningham
Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Controller, Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities on January 14, 2009.

By:	/s/ Hollis Cunningham
Hollis Cunningham
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hollis Cunningham and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Omni Ventures, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Carolyn Cunningham
Carolyn Cunningham
Secretary, Treasurer